As filed with the Securities and Exchange Commission on June 25, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

RITE AID CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	23-1614034 (I.R.S. Employer Identification No.)

30 Hunter Lane

Camp Hill, Pennsylvania 17011

(717) 761-2633

(Address of Principal Executive Offices)

2012 Omnibus Equity Plan

(Full Title of the Plan)

Marc A. Strassler, Esq.

Executive Vice President, General Counsel and Secretary

Rite Aid Corporation

30 Hunter Lane

Camp Hill, Pennsylvania 17011

(717) 761-2633

(717) 760-7867 (facsimile)

(Name, Address and Telephone Number,

Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting	Smaller reporting company ☐
company)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $1.00 per share: shares available for issuance pursuant to employee benefit plans	28,500,000	$1.185	$33,772,500	$3,870.33

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock, par value $1.00 per share (the “Common Stock”), of Rite Aid Corporation (the “Registrant”) that may become issuable under the Rite Aid Corporation 2012 Omnibus Equity Plan (the “Equity Plan”) by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and (c) under the Securities Act.  The maximum offering price per share is based on the average of the high and low prices of the Common Stock as reported on the NYSE on June 19, 2012.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.  Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying 0.00011460 and the proposed maximum aggregate offering price.

EXPLANATORY NOTE

Rite Aid Corporation has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act, to register shares of its common stock, par value $1.00 per share issuable pursuant to the Equity Plan. With respect to each such agreement, instrument or other document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.  Such documents need not be filed with the Securities and Exchange Commission (“SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

We are incorporating by reference certain information that we have filed with the SEC under the informational requirements of the Exchange Act.  The information contained in the documents that we are incorporating by reference is considered to be part of this registration statement, and the information that we later file with the SEC will automatically update and supersede the information contained or incorporated by reference into this registration statement.  We are incorporating by reference:

•	our annual report on Form 10-K for the fiscal year ended March 3, 2012, which we filed with the SEC on April 24, 2012;

•	our definitive proxy statement on Schedule 14A, which we filed with the SEC on May 25, 2012;

•	our current reports on Form 8-K, which we filed with the SEC on March 14, 2012, May 3, 2012, May 4, 2012, May 15, 2012, June 1, 2012 and June 25, 2012; and

•

the description of our Common Stock contained in our Registration Statement on Form 8-A, dated July 18, 1991, filed to register such securities under the Exchange Act, including all amendments and reports filed for the purpose of updating such description.

All documents that we subsequently file pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement.  Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Nothing in this registration statement shall be deemed to incorporate any information provided in these documents that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K or Item 2.02 or Item 7.01 of Form 8-K or otherwise furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Marc A. Strassler, our Executive Vice President, General Counsel and Secretary, owns shares of our common stock and holds options to purchase shares of our common stock.

Item 6.   Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law (“DGCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful.  In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper.  To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.  The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

Article Tenth of our Certificate of Incorporation and Article VIII of our Amended and Restated By-Laws provide for the indemnification of our directors and officers as authorized by Section 145 of the DGCL.

The directors and officers of us and our subsidiaries are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such, including liabilities under the Securities Act, under liability insurance policies carried by us.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

Exhibit Numbers	Description	Incorporation by Reference to

4.1	Rite Aid Corporation 2012 Omnibus Equity Plan	Exhibit 10.1 to Form 8-K, filed on June 25,
2012

4.2	Restated Certificate of Incorporation, dated December 12, 1996	Exhibit 3(i) to Form 8-K, filed on November 2, 1999

4.3	Certificate of Amendment to the Restated Certificate of Incorporation, dated February 22, 1999	Exhibit 3(ii) to Form 8-K, filed on November 2, 1999

4.4	Certificate of Amendment to the Restated Certificate of Incorporation, dated June 27, 2001	Exhibit 3.4 to Registration Statement on Form S-1, File No. 333-64950, filed on July 12, 2001

4.5	Certificate of Amendment to the Restated Certificate of Incorporation, dated June 4, 2007	Exhibit 4.4 to Registration Statement on Form S-8, File No. 333-146531, filed on October 5, 2007

4.6	Certificate of Amendment to the Restated Certificate of Incorporation dated June 25, 2009	Exhibit 3.1 to Form 10-Q filed on July 8, 2009

4.7	7% Series G Cumulative Convertible Pay-in-Kind Preferred Stock Certificate of Designation dated January 28, 2005	Exhibit 3.2 to Form 8-K, filed on February 2, 2005

4.8	6% Series H Cumulative Convertible Pay-in-Kind Preferred Stock Certificate of Designation dated January 28, 2005	Exhibit 3.3 to Form 8-K, filed on February 2, 2005

4.9	Amended and Restated By-Laws	Exhibit 3.1 to Form 8-K, filed on January 27, 2010

4.10

Amended and Restated Stockholder Agreement, dated August 23, 2006, amended and restated as of June 4, 2007, by and between Rite Aid Corporation, The Jean Coutu Group (PJC) Inc., Jean Coutu, Marcelle Coutu, Francois J. Coutu, Michel Coutu, Louis Coutu, Sylvie Coutu and Marie-Josee Coutu

Exhibit 2.2 to Form 10-Q, filed on July 12, 2007

4.11	Letter Agreement to the Amended and Restated Stockholder Agreement, dated April 20, 2010, by and between Rite Aid Corporation and The Jean Coutu Group (PJC) Inc.	Exhibit 2.2 to Form 10-Q, filed on July 6, 2010

4.12	Registration Rights Agreement, dated August 23, 2006, by and between Rite Aid Corporation and The Jean Coutu Group (PJC) Inc.	Exhibit 10.2 to Form 8-K, filed on August 24, 2006

5.1	Opinion of Marc A. Strassler, Esq.	Filed herewith

23.1	Consent of Marc A. Strassler, Esq. (included as part of Exhibit 5.1 hereto)	Filed herewith

23.2	Consent of Deloitte & Touche LLP for Rite Aid Corporation	Filed herewith

24.1	Powers of Attorney (included on the signature page hereto)	Filed herewith

Item 9.   Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Sections 13(a) or 15(d)

of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed in its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on this 25th day of June, 2012.

RITE AID CORPORATION

By:	/s/ John T. Standley
Name: John T. Standley
Title: President and Chief Executive Officer

KNOWN ALL MEN BY THESE PRESENTS that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Marc A. Strassler and Frank G. Vitrano, or either of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John T. Standley	Chairman of the Board, President and Chief Executive Officer	June 25, 2012
John T. Standley	(Principal Executive Officer)

/s/ Frank G. Vitrano	Senior Executive Vice President, Chief Financial Officer and	June 25, 2012
Frank G. Vitrano	Chief Administrative Officer (Principal Financial Officer)

/s/ Douglas E. Donley	Senior Vice President and Chief Accounting Officer (Principal	June 25, 2012
Douglas E. Donley	Accounting Officer)

/s/ Joseph B. Anderson, Jr.	Director	June 25, 2012
Joseph B. Anderson, Jr.

/s/ John M. Baumer	Director	June 25, 2012
John M. Baumer

/s/ François J. Coutu	Director	June 25, 2012
François J. Coutu

/s/ Michel Coutu	Director	June 25, 2012
Michel Coutu

/s/ James L. Donald	Director	June 25, 2012
James L. Donald

/s/ David R. Jessick	Director	June 25, 2012
David R. Jessick

/s/ Michael N. Regan	Director	June 25, 2012
Michael N. Regan

/s/ Mary F. Sammons	Director	June 25, 2012
Mary F. Sammons

/s/ Marcy Syms	Director	June 25, 2012
Marcy Syms

EXHIBIT INDEX

Exhibit Numbers	Description	Incorporation by Reference to

4.1	Rite Aid Corporation 2012 Omnibus Equity Plan	Exhibit 10.1 to Form 8-K, filed on June 25, 2012

4.2	Restated Certificate of Incorporation, dated December 12, 1996	Exhibit 3(i) to Form 8-K, filed on November 2, 1999

4.3	Certificate of Amendment to the Restated Certificate of Incorporation, dated February 22, 1999	Exhibit 3(ii) to Form 8-K, filed on November 2, 1999

4.4	Certificate of Amendment to the Restated Certificate of Incorporation, dated June 27, 2001	Exhibit 3.4 to Registration Statement on Form S-1, File No. 333-64950, filed on July 12, 2001

4.5	Certificate of Amendment to the Restated Certificate of Incorporation, dated June 4, 2007	Exhibit 4.4 to Registration Statement on Form S-8, File No. 333-146531, filed on October 5, 2007

4.6	Certificate of Amendment to the Restated Certificate of Incorporation dated June 25, 2009	Exhibit 3.1 to Form 10-Q filed on July 8, 2009

4.7	7% Series G Cumulative Convertible Pay-in-Kind Preferred Stock Certificate of Designation dated January 28, 2005	Exhibit 3.2 to Form 8-K, filed on February 2, 2005

4.8	6% Series H Cumulative Convertible Pay-in-Kind Preferred Stock Certificate of Designation dated January 28, 2005	Exhibit 3.3 to Form 8-K, filed on February 2, 2005

4.9	Amended and Restated By-Laws	Exhibit 3.1 to Form 8-K, filed on January 27, 2010

4.10

Amended and Restated Stockholder Agreement, dated August 23, 2006, amended and restated as of June 4, 2007, by and between Rite Aid Corporation, The Jean Coutu Group (PJC) Inc., Jean Coutu, Marcelle Coutu, Francois J. Coutu, Michel Coutu, Louis Coutu, Sylvie Coutu and Marie-Josee Coutu

Exhibit 2.2 to Form 10-Q, filed on July 12, 2007

4.11	Letter Agreement to the Amended and Restated Stockholder Agreement, dated April 20, 2010, by and between Rite Aid Corporation and The Jean Coutu Group (PJC) Inc.	Exhibit 2.2 to Form 10-Q, filed on July 6, 2010

4.12	Registration Rights Agreement, dated August 23, 2006, by and between Rite Aid Corporation and The Jean Coutu Group (PJC) Inc.	Exhibit 10.2 to Form 8-K, filed on August 24, 2006

5.1	Opinion of Marc A. Strassler, Esq.	Filed herewith

23.1	Consent of Marc A. Strassler, Esq. (included as part of Exhibit 5.1 hereto)	Filed herewith

23.2	Consent of Deloitte & Touche LLP for Rite Aid Corporation	Filed herewith

24.1	Powers of Attorney (included on the signature page hereto)	Filed herewith